UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2002	0-27749

Date of Report (Date of earliest event reported)	Commission File Number

SYNDICATED FOOD SERVICE INTERNATIONAL INC.

f/k/a Floridino’s International Holdings, Inc.
(Exact name of registrant as specified in its charter)

Florida	59-3479186

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Overlook III, 2859 Paces Ferry Road, Suite 750, Atlanta, Georgia	30339

(Address of Principal Executive Offices)	(Zip Code)

(770) 754-6131
(Registrant’s telephone number, including area code)

3560 Cypress Gardens Road, Winter Haven, Florida	33884

(Former address, if changed since last report)	(Zip Code)

Item 5. Other Events and Regulation FD Disclosure

Settlement of Litigation and Claims

The Company has entered into settlement agreements with various claimants who had filed lawsuits or made claims against the Company or its wholly owned subsidiary, Beasley Food Service, Inc. (“Beasley”) relating to receivables allegedly owed by the Company and Beasley to certain factoring companies. The Company’s Chief Executive Officer and Board of Directors, with the assistance of counsel, initiated investigations into the facts and circumstances alleged in each complaint and determined that it was in the best interests of the Company to settle the cases on behalf of the Company and Beasley, where the Company was able to negotiate a fair settlement.

On August 26, 2002, the Company entered into a settlement agreement with Platinum Funding Corp. which had commenced a civil action against the Company and its former Chief Executive Officer, William Keeler, in the Superior Court of New Jersey, Bergen County — Law Division bearing Docket No. BER-L-9384-01. The complaint alleged that the plaintiff factored receivables allegedly owed by the company to United Brands LLC in the amount of approximately $438,000 based upon representations made by the Company’s former Chief Executive Officer, William Keeler. The Company settled the case on its behalf and on behalf of Beasley with the settlement amount to be paid in installments through July 15, 2003.

On December 31, 2002, the Company entered into a settlement agreement with Prime Capital Group, Inc. which had filed suit against Beasley in the Circuit Court of the Ninth Judicial Circuit in and for Orange County, Florida, bearing Case No. CIO-02-126. The complaint alleged that the plaintiff factored receivables allegedly owed by the company to in the amount of $152,047.50. The Company settled the case on behalf of Beasley for an amount that it considered to be justifiable based on the facts uncovered by its investigation into the claim.

On December 31, 2002, the Company entered into a settlement agreement with Cebcor Service Corporation as to its claim that Cebcor factored receivables allegedly owed by Beasley in the amount of approximately $117,000. The Company settled the claim on behalf of Beasley for an amount that it considered justifiable based on the facts uncovered by its investigation into the claim. The settlement included the issuance of warrants to purchase 93,600 shares of the Company’s stock at a per share exercise price of $1.00, with an expiration date of December 31, 2005.

On December 31, 2002, the Company entered into a settlement agreement with Canfield Funding, LLC d/b/a Millennium Funding who had filed suit against the Company in the Circuit Court for the Tenth Judicial Circuit in and for Polk County, Florida, bearing Case No. 53-2002-CA00-2134; and against Beasley in Monroe Circuit Court, State of Indiana, bearing Cause No. 53C02 0205 PL00878. The complaints alleged that the plaintiff factored receivables allegedly owed by the Company in the amount of $156,758.90. The Company settled both cases for an amount that it considered justifiable based on the facts uncovered by its investigation into the claims. The settlement included the assignment of a portion of Beasley’s claim in the United Container Bankruptcy, In re United Container, L.L.C. currently pending in United States Bankruptcy Court for the Middle District of Florida.

On December 31, 2002, the Company entered into a settlement agreement with Mid American Capital Resource Group, Inc. who had filed suit against Beasley in the District Court of Dallas County, Texas 101st Judicial Circuit, bearing Cause No. 02-1652. The complaint alleged that the plaintiff factored receivables allegedly owed by Beasley in the amount of approximately $304,046.50. The Company settled the case on Beasley’s behalf for an amount that it considered justifiable based on the facts uncovered by its investigation into the claim. The settlement included the issuance of warrants to purchase 247,246 shares of the Company’s stock at a per share exercise price of $1.00, with an expiration date of December 31, 2005.

On December 31, 2002, Beasley entered into a settlement agreement with E.S. Bankest who had filed suit against the Company, Beasley and the Company’s subsidiary Floridino Specialties, Inc. in the 11th Judicial Circuit in and for Miami-Dade County, State of Florida, in an action styled E.S. Bankest, L.L.C. v. United Beverage Florida,

L.L.C., et al., Cause No. 02-13207-CA-04 seeking recovery of approximately $286,000 relating to factored receivables allegedly owed by the Company and its subsidiaries. The complaint also alleges, among other things, that the defendants participated in a scheme to induce the plaintiff to factor what plaintiff alleges were fraudulent receivables for goods that were never delivered or were delivered to parties other than the Company. The complaint sought to recover $100,725 from Beasley. On Beasley’s behalf, the Company settled the case for an amount that it considered justifiable based on the facts uncovered by its investigation into the claim. The claims by E.S. Bankest against the Company and its subsidiary Floridino Specialties, Inc. remain pending.

As previously disclosed in the Company’s 8K, filed August 22, 2002, the Company faced potential liabilities in excess of approximately $1.6 million as a result of the lawsuits and claims described above. The Company’s potential liability from the remaining claims by E.S. Bankest against the Company and Floridino Specialties is approximately $200,000 based on the face value of the invoices sued upon. E.S. Bankest is alleging entitlement to additional damages under various legal theories.

The monies used by the Company to settle the lawsuits and claims described above was secured from a third party via an unsecured promissory note.

While the Company’s management is not aware of any other pending complaints, there may be additional claims of which the Company is not presently aware asserted against the Company and its subsidiaries in the future.

The Company and its subsidiaries face other lawsuits and claims, unrelated to the claims described above, that on an individual basis may be immaterial to the Company’s financial condition, such as collection matters asserted by service providers and trade creditors and an employment-related claim asserted by a former employee.

The Company’s Inability to File Forms 10-KSB and 10-QSB

The Company’s Annual Report on Form 10-KSB for the year ended December 31, 2001, and the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 have not been timely filed. The Company remains unable to file the outstanding Form 10-KSB and Forms 10-QSB due to, among other things, the terminations in March, 2002 of all of the Company’s executive officers and a director, the resignation of its former Chairman and all other directors, the Company’s limited financial resources, and the time and expense required to reconstruct the historical financial information necessary to compile the Company’s audited financials for the year ended December 2001, and the interim quarters ended March 31, June 30 and September 30, 2002. The Company is in the process of working with its advisors to compile all financial and other information needed to complete the outstanding reports and intends to file them in the near future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Syndicated Food Service International, Inc. (Registrant)

Date January 15, 2003	/s/ Thomas P. Tanis, Jr. (Signature)*

Thomas P. Tanis, Jr. Chief Executive Officer